UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2006

DIAGNOSTIC CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21-Jia Bei Si Dong Road, Tie Xi Qu
Shen Yang, P. R. China.
(Address of principal executive offices)

Registrant’s telephone number, including area code: (8624) 2560-9750

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This Current Report on Form 8-K is filed by Diagnostic Corporation of America, a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    On November 15, 2006, Registrant entered into a Plan of Exchange ("Agreement") between and among our Company, Liaoning Neng Fa Weiye Pipe Network Construction and Operation Co. Ltd., a corporation organized under the laws of the Peoples’ Republic of China (“Neng Fa”), the shareholders of Neng Fa (“Neng Fa Shareholders”) and Li Gang, our President and Director ("Mr. Li").

    Pursuant to the terms of the Agreement, Registrant would acquire 100% of the capital stock of Neng Fa in exchange for the issuance by Registrant of 12,000,000 new shares of Common Stock to Neng Fa, which will give Neng Fa a 'controlling interest' in Registrant representing approximately 89.4% of the issued and outstanding shares. Neng Fa will not convert these shares for one year but shall be allowed to use them towards a shareholder vote. The transaction will immediately close upon the approval of Board of Directors of Registrant and Neng Fa, respectively. Upon completion of the exchange, Neng Fa will be a 100% owned subsidiary of Registrant, and Registrant will cease all of its current remaining operations and will adopt and implement the business plan of Neng Fa. An executed copy of the Agreement is attached hereto as Exhibit 10.

    It is important to note that Mr. Li is also the President of Neng Fa.

    Registrant currently has issued and outstanding 1,427,328 shares of par value $.001 Common Stock which trades on the Over-The-Counter Bulletin Board under the symbol “DGNA”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC CORPORATION OF AMERICA

Date: November 15, 2006	/s/ Li, Gang
Li, Gang Chairman, Chief Executive Officer and Director

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EXHIBIT INDEX

Exhibit Number	Description

10	Plan of Exchange, dated November 15, 2006

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